CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jonathan S. Horwitz, Principal Executive Officer, and Jeffrey White, Principal Financial Officer of Putnam International Equity Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Putnam International Equity Fund	Putnam International Equity Fund

/s/ Jonathan S. Horwitz	/s/ Jeffrey White
Jonathan S. Horwitz	Jeffrey White
Date: August 28, 2026	Date: August 28, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.